UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2007

THE WORNICK COMPANY
(Exact name of registrant as specified in its charter)

Delaware	333-119336	30-0225741
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

4700 Creek Road, Cincinnati, Ohio	45242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 794-9800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Wornick Company and its subsidiaries (“Wornick” or the “Company”) entered into a Forbearance Agreement dated as of July 16, 2007 (the “DDJ Forbearance Agreement”) with DDJ Total Return Loan Fund, L.P. (“Lender”), in its capacity as lender under that certain Loan Agreement dated June 30, 2004 (as amended, the “Loan Agreement”) and the other Loan Documents (as defined in the Loan Agreement).  A copy of the DDJ Forbearance Agreement is attached hereto as Exhibit 10.01, and all capitalized terms used herein to describe the DDJ Forbearance Agreement and not otherwise defined shall have the meanings set forth in the DDJ Forbearance Agreement.

As a result of the execution and delivery of the DDJ Forbearance Agreement, and assuming that no Forbearance Default (as defined in the DDJ Forbearance Agreement) occurs, the Company expects to have the ability to borrow under the Loan Agreement to fund its working capital needs subject to the terms and conditions thereof, for the duration of the Forbearance Period (as defined below).

Pursuant to the DDJ Forbearance Agreement, and subject to the terms and conditions thereof, Lender has agreed to forbear from the exercise of certain rights and remedies that Lender would otherwise have under the Loan Agreement, the other Loan Documents and/or applicable law that have arisen, or may arise in the future due to (i) the occurrence and continuance of the Specified Defaults listed on Annex I to the DDJ Forbearance Agreement and (ii) any Event of Default resulting solely from the Company’s failure to make the scheduled interest payment due under the Notes on July 16, 2007 (excluding, however, in each case, its right to charge interest on any Obligations during the Forbearance Period at the default interest rate specified in the Revolving Note and Term Note) to and until the occurrence of a Termination Event.  The period during which the DDJ Forbearance Agreement will be in effect is referred to as the “Forbearance Period”.  Under the DDJ Forbearance Agreement, “Termination Event” is defined as the earlier to occur of (i) the delivery by the Lender to the Company, the counsel to the Noteholder Group and the Indenture Trustee (each as defined below) of a written notice terminating the Forbearance Period, which notice may be delivered at any time upon or after the occurrence of any Forbearance Default and (ii) August 13, 2007.

Simultaneously with the execution of the DDJ Forbearance Agreement, the Company and its subsidiaries entered into a separate Forbearance Agreement dated as of July 16, 2007 (the “Noteholder Forbearance Agreement”) with certain holders (the “Noteholders”) of the Company’s Notes collectively holding not less than $100 million in aggregate principal amount of the Notes outstanding, and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”).  A copy of the Noteholder Forbearance Agreement is attached hereto as Exhibit 10.02, and all capitalized terms used herein to describe the Noteholder Forbearance Agreement and not otherwise defined shall have the meanings set forth in the Noteholder Forbearance Agreement.

Pursuant to the Noteholder Forbearance Agreement, and subject to the terms and conditions thereof, the Noteholders have agreed to forbear from exercising, and to direct the Indenture Trustee not to exercise (which direction the Indenture Trustee has accepted), those of the rights and remedies available under the Indenture, the Intercreditor Agreement, the Collateral Agreements and/or applicable law that have or may have arisen, or may hereafter arise due to the occurrence and continuance of the Specified Existing Defaults or the Anticipated Defaults listed on Schedule A to the Noteholder Forbearance Agreement (excluding, however, the Noteholders’ right to charge default interest on the Notes (including on all unpaid interest on the Notes to the extent provided under the Indenture) during the Forbearance Period) to and until the occurrence of a Termination Event.  The period during which the Noteholder Forbearance Agreement will be in effect is referred to as the “Forbearance Period”.  Under the Noteholder Forbearance Agreement, “Termination Event” is defined as the earlier to occur of (i) August 15, 2007; and (ii) subject to two exceptions noted therein, two business days after the delivery by the Noteholder Group to the Company and Lender of a written notice terminating the Forbearance Period,  which notice may be delivered at any time upon or after the occurrence of any Forbearance Default (as defined in the Noteholder Forbearance Agreement).

Item  8.01.  Other Events

The Company has been advised that certain Noteholders holding, in the aggregate, more than a majority in principal amount of the Notes outstanding have formed an ad hoc group (the “Noteholder Group”) for the purpose of conducting due diligence and engaging in discussions with the Company and the Lender regarding strategic alternatives that may be available to the Company, including a possible capital restructuring.  The Noteholder Group has retained both counsel and a financial advisor to assist the Noteholder Group in these discussions, and the Company has agreed to pay the fees and expenses of such professionals in accordance with certain engagement letters.  The Noteholder Forbearance Agreement was negotiated among the Company, the Noteholder Group and the Indenture Trustee.

As of the date of this filing, the Company has not paid the interest payment due on the Notes for the period ended July 16, 2007.  Failure to pay such interest on or before August 15, 2007 will result in the occurrence of an Event of Default under both the Indenture and the Loan Agreement.  Pursuant to the DDJ Forbearance Agreement and the Noteholder Forbearance Agreement, respectively, the Lender and the Noteholders have agreed to forbear (and in the case of the Noteholders, have directed the Indenture Trustee to forbear (and the Indenture Trustee has accepted such direction)) from exercising any rights or remedies that might otherwise be available as a result of the occurrence and continuance of any Specified Default or Anticipated Default until the occurrence of a Termination Event.  The Company is currently involved in discussions with the Lender, the Noteholder Group and the Indenture Trustee regarding strategic alternatives that may be available to the Company, including a possible capital restructuring.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits:

10.01       Forbearance Agreement dated as of July 16, 2007, by and among the Company, DDJ Total Return Loan Fund, L.P., Right Away Management Corporation, The Wornick Company Right Away Division, and The Wornick Company Away Division, L.P.

10.02       Forbearance Agreement dated as of July 16, 2007, by and among the Company, Right Away Management Corporation, The Wornick Company Right Away Division, The Wornick Company Away Division, L.P., U.S. Bank National Association and the other signatories thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WORNICK COMPANY

By:	/s/ Jon P. Geisler
	Name:	Jon P. Geisler
	Title:	Chief Executive Officer

Dated: July 19, 2007